EXHIBIT 10.2


AGREEMENT

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
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Client:  Small Town Radio                                           Center:  HQ Deerfield
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Address:  12600 Deerfield Parkway, Suite 100                        Address:  12600 Deerfield Parkway, Suite 100
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City, State and Zip:  Alpharetta, GA 30004                          City, State and Zip:  Alpharetta, Georgia 30004
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Email Address:                                                      Email Address:  yvonne.hill@hq.com
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Phone:  770-654-5692               Robert S. Vail                   Phone:   678-566-3550            Yvonne Hill
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Fax:                               Contact Name                     Fax:  678-566-3551               Contact Name
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Billiing Address (if different from above):  As above
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Type of Business or Service:  Radio Stations
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Persons Authorized to charge to account:  Robert S. Vail, Gerald F. Sullivan
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What do I get?  Full Office Program                                 Number of offices:  2
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How long?  6 months
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How much?  Fixed Fee(s):                                  Phone + lines $224.22 + $224.22             T-1 - $75.00
Rent $1,873.50                                            Analog line $50.00 + $50.00
Fixed costs                                               Phone answering $100.00
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Refundable Retainer:  1,776.33                Fixed Fee Payment Date: 1st of Month        Service Fee Payment Date:  1st of month
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When do I start?                              September 1, 2001
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         I want my agreement to renew automatically at the then current rates for my office and/or services: (select one)

|_|  Same Term           |_|  Shorter Term:                 |_|  Monthly


I will give sixty (60) days written notice if I want to cancel my renewal.


I have read and understand the terms and conditions on the reverse side and I agree to be bound by those terms and conditions.



ATL/810501.1

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                              TERMS AND CONDITIONS

1. OFFICE ACCESS. As a client you have a license to use the offices) assigned to you. You also have shared use of common areas in the center. Your office comes with standard office furniture. You have access to your office(s) twenty-four (24) hours a day, seven (7) days a week. Our building provides office cleaning, maintenance services, electric heating and air conditioning to the center during normal business hours as determined by the landlord for the building.
              We reserve the right to relocate you to another office in the center from time to time. If we exercise this right it will only be to an office of equal or larger size and configuration. This relocation is at our expense.
              We reserve the right to show the office(s) to prospective clients and will use reasonable efforts not to disrupt your business.

2. SERVICES. In addition to your office, we provide you with certain services on an as requested basis. The fee schedule for these services Is available upon request. The fees are charged to your account and are payable on the service fee payment date listed on the reverse side of this agreement. You agree to pay all charges authorized by you or your employees. The fee schedule is updated from time to time.
              HQ Global Workplaces (HQ) and vendors designated by HQ are the only service providers authorized to provide services in the center. You agree that neither you nor your employees will solicit other clients of the center to provide any service provided by HQ or its designated vendors, or otherwise.
              In the event you default on your obligations under this agreement, you agree that HQ may cease to provide any and all services including telephone services without resort to legal process.

3. PAYMENTS. You agree to pay the fixed and additional service fees and all applicable sales or use taxes on the payment dates listed on the reverse side of this agreement. If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the designated payment date. You agree that charges must be disputed within ninety (90) days or you waive your right to dispute such charges. You may be charged a late fee for any late payments.
              When you sign this agreement you are required to pay your fixed fee, set up fees and a refundable retainer. The refundable retainer will not be kept in a separate account from other funds of HQ and no interest will be paid to you on this amount. The refundable retainer may be applied to outstanding charges at any time at our discretion. We have the right to require that you replace retainer funds that we apply to your charges. At the end of the term of this agreement, if you have satisfied all of your payment obligations, we will refund you this retainer within forty-five (45) days.

4. OUR LIMITATION OF LIABILITY. You acknowledge that due to the imperfect nature of verbal, written and electronic communications, neither HQ nor HQ's landlord or any of their respective officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of HQ to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services. Your sole remedy and HQ's sole obligation for any failure to render any service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.
              WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF SERVICES. HQ DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. LICENSE AGREEMENT. THIS AGREEMENT IS NOT A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. We retain legal possession and control of the center and the office assigned to you. Our obligation to provide you space and services Is subject to the terms of our lease with the building. This agreement terminates simultaneously with the termination of our lease or the termination of the operation of our center for any reason. As our client you do not have any rights under our lease with our landlord. When this agreement is terminated because the term has expired or otherwise, your license to occupy the center is revoked. You agree to remove your personal property and leave the office as of the date of termination. We are not responsible for property left in the office after termination.

6. DAMAGES AND INSURANCE. You are responsible for any damage you cause to the center or your office(s) beyond normal wear and tear. We have the right to inspect the condition of the office from time to .time and make any necessary repairs.
              You are responsible for insuring your personal property against all risks. You have the risk of loss with respect to any of your personal property. You agree to waive any right of recovery against HQ, its directors, officers and employees for any damage or loss to your property under your control. All property in your office(s) is understood to be under your control.

7. DEFAULT. You are in default under this agreement if; 1) you fail to abide by the rules and regulations of the center, a copy of which has been provided to you; 2) you do not pay your fees on the designated payment date and after written notice of this failure to pay you do not pay within five (5) days; and 3) you do not comply with the terms of this agreement. If the default is unrelated to payment you will be given written notice of the default and you will have ten (10) days to correct the default.

8.    TERMINATION. You have the right to terminate this agreement early;
       1) if your mail or telecommunications service or access to the of8ce(s) is cut for a period of ten (10) concurrent business days; 2) in accordance with a negotiated buy out agreement; or 3) in connection with a transfer to another center in the HQ network.
              HD has the right to terminate this agreement early; 1) if you fail to correct a default or the default cannot be corrected; 2) without opportunity to cure if you repeatedly default under the agreement; or 3) if you use the center for any illegal operations or purposes.

9. RESTRICTION ON HIRING. Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of your agreement and for six (6) months afterward, you will not hire any of our employees. If you do hire one of our employees, you agree that actual damages would be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half of the annual base salary of the employee you hire. You agree that this liquidated damage amount is fair and reasonable.

10.    MISCELLANEOUS.

A All notices are to be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand delivered with proof of delivery, addressed to HQ or client at the address listed on the reverse side of this agreement.

B. You acknowledge that HQ will comply with the U.S. Postal Service regulations regarding client mail. Upon termination of this agreement, you must notify all parties with whom you do business of your change of address. You agree not to file a change of address form with the postal service. Filing of a change of address form may forward all mail addressed to the center to your new address. In addition, all telephone and facsimile numbers and IP addresses are the property of HQ. These numbers will not be transferred to you at the end of the term. For a period of thirty (30) days after the expiration of this agreement, HQ will provide your new telephone number and address to all incoming callers and will hold or forward your mall, packages, and facsimiles at no cost to you. After thirty days (30) you may request the continuation of this service at your cost. Business Access clients must pay for the additional five (5) months of mail forwarding required by the USPS regulations.

C. In the event a dispute arises under this agreement you agree to submit the dispute to mediation. If mediation does not resolve the dispute, you agree that the matter will be submitted to arbitration pursuant to the procedure established by the American Arbitration Association in the metropolitan area in which the center is located. The decision of the arbitrator will be binding on the parties. The non-prevailing party as determined by the arbitrator shall pay the prevailing party's attorney's fees and costs of the arbitration. Furthermore, if a court decision prevents or HQ elects not to submit this matter to arbitration, then the non-prevailing party as determined by the court shall pay the prevailing party's reasonable attorney's fees and costs. Nothing in this paragraph will prohibit HQ from seeking equitable relief including without limitation any action for removal of the client from the center after the license has been terminated or revoked.

D. This agreement is governed by the laws of the state in which the center is located.

E. Client may not assign this agreement without HD's prior written consent, which will not be unreasonably withheld.

F. This agreement is the entire agreement between you and HQ. It supersedes all prior agreements.


                                      HQ Global Workplaces, Inc.

                                      By: /S/ Yvonne Hill
                                              Authorized Signature

                                            Yvonne Hill                4/9/01
                                              Print Name                  Date

                                      Its: General Manager

                                      CLIENT:Small Town Radio, Inc.

                                      By: /s/ Robert S. Vail
                                              Authorized Signature

                                        Robert S. Vail                4/9/01
                                              Print Name                  Date

                                      Its: President